EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the use of our report on the financial statements of SportsLine USA, Inc. dated January 31, 1997 and to all references to our Firm included in this registration statement.






ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,

 September 15, 1997.